Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Vignette Holdings, L.L.C., organized under the laws of Delaware.

Vignette International, Inc., incorporated under the laws of Delaware.

Vignette Public Sector & Education, Inc. (formerly known as Vignette Federal Corporation), incorporated under the laws of Delaware.

Vignette Europe Limited, organized under the laws of the United Kingdom.

Vignette SARL, organized under the laws of France.

Vignette Deutschland GmbH, organized under the laws of Germany.

Vignette Software (Switzerland) GmbH, organized under the laws of Switzerland.

Vignette Iberica S. L., organized under the laws of Spain.

Vignette Italia Srl, organized under the laws of Italy.

Vignette B.V. (formerly known as OnDisplay Benelux B.V.), organized under the laws of Holland.

Vignette Nordic AB, organized under the laws of Sweden.

Vignette Management Pty Limited (formerly known as Vignette Australia Pty Limited), organized under the laws of Australia.

Vignette Pty Limited, organized under the laws of Australia.

Vignette Software New Zealand Limited, organized under the laws of New Zealand.

Vignette Hong Kong Limited, organized under the laws of Hong Kong.

Vignette Asia Pte Ltd., organized under the laws of Singapore.

Vignette India Pvt Ltd., organized under the laws of India.

Vignette Software Development India Pvt Ltd., organized under the laws of India.

Vignette de Mexico, S. de R.L. de C. V., organized under the laws of Mexico.

Vignette do Brasil Ltda., organized under the laws of Brazil.

Vignette Canada Corporation, organized under the laws of Canada.

Epicentric (BVI), Inc., incorporated under the laws of the British Virgin Islands.

Intraspect Software, Inc. incorporated under the laws of Delaware.

Intraspect France SARL organized under the laws of France.

Copper Australia Pty Limited, organized under the laws of Australia.

Tower Technology, Inc., incorporated under the laws of Massachusetts.

Tower Technology Limited, organized under the laws of the United Kingdom.

Tower Technology SARL, organized under the laws of France.